Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Amendment No. 3 to Registration Statement No. 333-153161 of our report dated May 5, 2008 related to the financial statements of Transportadora de Protección y Seguridad, S.A. de C.V. as of and for the years ended December 31, 2006 and 2007, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu
/s/ Roberto Lozano
C.P.C. Roberto Lozano
Monterrey, N.L. Mexico
November 19, 2008